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                                                                     EXHIBIT 5.1

                          [ANDREWS & KURTH LETTERHEAD]

                                October 17, 1996

Plum Creek Timber Company, L.P.
999 Third Avenue, Suite 2300
Seattle, Washington 98104-4096

Ladies and Gentlemen:

                  We have acted as special counsel to Plum Creek Timber Company, L.P. (the "Partnership") in connection with the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of up to 5,750,000 units representing limited partner interests (the "Units") of the Partnership. The Units include 750,000 Units which may be sold pursuant to an over-allotment option granted to the underwriters (the "Underwriters") named in the Registration Statement by the Partnership. This opinion also relates to any registration statement (including any amendment thereto) for the offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act.


                  As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, partnership records and documents, certificates of the Partnership and of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

                  Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Units to be issued by the Partnership, when issued and sold by the Partnership as contemplated by the Registration Statement and any registration statement relating to the offering filed pursuant to Rule 462(b) of the Securities Act, will constitute legally issued, fully paid and non-assessable Units of the Partnership, with no personal liability attaching to the ownership thereof, except with respect to the matters described under the caption "Summary Description of the Partnership Agreement -- Limited Liability" in the Registration Statement.

                  We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        ANDREWS & KURTH L.L.P.